Exhibit 99.1

CONTACT:

Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS FISCAL 2009 SECOND QUARTER FINANCIAL RESULTS

-- TV Essentials™ on Track for Commercial Launch in First Calendar Quarter of 2009 --

-- Rentrak’s Solid Balance Sheet and Cash Flow Generation

Provide Flexibility and Stability in an Uncertain Economy --

PORTLAND, Ore. (November 4, 2008) — Rentrak Corp. (NASDAQ: RENT) today announced financial results for its fiscal second quarter ended September 30, 2008.

Consolidated revenues grew 7 percent to $24.3 million in the second quarter of fiscal 2009 from $22.8 million in the second quarter of fiscal 2008.

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Revenues in the company’s Advanced Media Information (AMI) segment increased 23 percent to $3.1 million from $2.5 million in the second quarter of fiscal 2008. The increase primarily reflects incremental revenues generated from new and existing customers of the company’s Essentials Suite™ of media measurement services. The AMI segment represented approximately 13 percent of consolidated revenues and contributed approximately 30 percent of consolidated gross margin dollars in the second quarter of fiscal 2009.

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Revenues in the company’s Pay-Per-Transaction® (PPT) segment grew 5 percent to $21.2 million, from $20.3 million in last year’s comparable quarter, primarily reflecting higher volumes of units shipped during the quarter.

Selling and administrative expenses were $6.7 million, or 28 percent of revenues, in the second quarter of fiscal 2009, compared with $6.3 million, or 28 percent of revenues, during last year’s fiscal second quarter. Operating income was $1.3 million for the second quarter of fiscal 2009, versus $1.6 million in the same period last year.

Net income totaled $842,000, or $0.08 per diluted share, in the second quarter of fiscal 2009, compared with $1.1 million, or $0.10 per diluted share, in last year’s comparable period.

Rentrak’s cash, cash equivalents and marketable securities balance grew to $36.8 million at September 30, 2008, from $31.8 million at March 31, 2008. Through the first six months of fiscal 2008, the company generated $6.1 million in cash from operating activities, compared with $2.6 million in cash from operating activities in the prior-year six month period.

Rentrak Reports Fiscal 2009 Second Quarter Financial Results

Recent Operating Highlights

•	TV Essentials, the company’s revolutionary linear TV measurement solution, on-target for first calendar quarter 2009 commercial launch. Industry feedback on TV Essentials is overwhelmingly positive;
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Selected by Virgin Media as content measurement partner for its first video on demand (VOD) dynamic advertising trial. Provides major positive implications for U.S. VOD business and validates unique ability to deliver accurate, census-level measurement data across all systems and technologies;

•	Issued the State of VOD report, providing valuable insight into the fast growing, dynamic On Demand Television market.

”We are proud that Rentrak’s business continues to show stability in this very difficult environment. Our second quarter results were solid, our balance sheet remains very strong, and we are continuing to generate the cash flow necessary to invest in and grow Rentrak’s future,” said Rentrak Chairman and Chief Executive Officer Paul Rosenbaum. “There are many exciting things happening at Rentrak every single day, especially as we move closer to the commercial launch of TV Essentials. We are one-hundred percent on track with this important initiative, which will have a substantial impact on our industry by significantly improving the accuracy of measuring television viewing habits.”

Conference Call

Rentrak has scheduled a conference call for 2:00 p.m. (PT) November 4, 2008 to discuss the company’s second quarter financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 800-638-5495 from the U.S. or Canada, or 617-614-3946 from international locations, passcode 15769138. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through November 4, 2009. An audio replay of the conference call is available through midnight November 11 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-6888 from international locations, passcode 51574927.

About Rentrak Corporation

Rentrak Corporation, based in Portland, Oregon, is an information management company serving clients in the media, entertainment, retail, advertising and manufacturing industries. The company's near-term focus centers on its Entertainment Essentials™ suite of services that is redefining measurement in the digital media era. Available by subscription, each Entertainment Essentials service provides customers with near-real-time, actionable insight into performance of content distributed over a wide variety of modern media technologies allowing executives to analyze detailed industry-wide and title-specific data to make decisions that enhance the bottom line and provide competitive advantage. For further information, please visit Rentrak's corporate Web site at www.rentrak.com.

Safe Harbor Statement

When used in this discussion, the words “anticipates,” “expects,'' “intends'' and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company’s PPT® and information services segments, the company’s development efforts pertaining to new media measurement services and the timing of the commercial launch of those services; and anticipated customer acceptance of the company’s new media measurement services; and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's

Rentrak Reports Fiscal 2009 Second Quarter Financial Results

financial results are described in Rentrak's March 31, 2008 annual report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

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(Financial Tables Follow)

Rentrak Reports Fiscal 2009 Second Quarter Financial Results

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30,	March 31,
	2008	2008
Assets
Current Assets:
Cash and cash equivalents	$6,887	$26,862
Marketable securities	29,878	4,986

Accounts receivable, net of allowances for doubtful accounts of $589 and $572	16,998	15,032
Note receivable	448	396

Advances to program suppliers, net of program supplier reserves of $22 and $17	97	95
Taxes receivable and prepaid taxes	1,008	1,455
Deferred income tax assets	352	253
Other current assets	953	1,296
Total Current Assets	56,621	50,375

Property and equipment, net of accumulated depreciation of $8,523 and $7,731	6,275	6,145
Other assets	584	629
Total Assets	$63,480	$57,149

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,359	$6,768
Accrued liabilities	460	671
Deferred rent, current portion	90	90
Accrued compensation	992	930
Deferred revenue	1,621	873
Total Current Liabilities	13,522	9,332

Deferred rent, long-term portion	959	989
Deferred income tax liabilities	426	226
Taxes payable, long-term	2,012	1,965
Notes payable	748	965
Total Liabilities	17,667	13,477

Commitments and Contingencies	—	—

Stockholders’ Equity:

Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—

Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 10,621 and 10,605	11	11
Capital in excess of par value	47,584	47,189
Accumulated other comprehensive income	38	170
Accumulated deficit	(1,820)	(3,698)
Total Stockholders’ Equity	45,813	43,672
Total Liabilities and Stockholders’ Equity	$63,480	$57,149

Rentrak Reports Fiscal 2009 Second Quarter Financial Results

Rentrak Corporation and Subsidiaries

Condensed Consolidated Income Statements

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2008	2007	2008	2007
Revenue	$24,327	$22,777	$49,680	$47,015
Cost of sales	16,351	14,926	33,163	30,890
Gross margin	7,976	7,851	16,517	16,125

Selling and administrative	6,697	6,278	13,557	12,717
Income from operations	1,279	1,573	2,960	3,408

Other income (expense):
Interest income	206	410	376	817
Interest expense	—	(2)	(2)	(4)
	206	408	374	813

Income before income taxes	1,485	1,981	3,334	4,221
Provision for income taxes	643	871	1,456	1,863
Net income	$842	$1,110	$1,878	$2,358

Basic net income per share	$0.08	$0.10	$0.18	$0.22

Diluted net income per share	$0.08	$0.10	$0.17	$0.21

Shares used in per share calculations:
Basic	10,614	10,759	10,611	10,743
Diluted	11,166	11,260	11,153	11,271